EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2006

OPERATIONAL PERFORMANCE

HOUSTON, Aug. 1, 2006 - Continental Airlines (NYSE: CAL) today reported a July consolidated (mainline plus regional) load factor of 85.4 percent, 1.5 points above last year's July consolidated load factor and matching a record July load factor previously set in 2004. The carrier reported a mainline load factor of 86.0 percent, 1.4 points above the July 2005 mainline load factor, and a record domestic mainline load factor of 87.3 percent, 0.8 points above July 2005. In addition, the airline had an international mainline load factor of 84.7 percent, 2.2 points above July 2005.

During the month, Continental's employees worked together to deliver a mainline completion factor of 99.7 percent.  Disruptive weather at the airlines' three hubs contributed to Continental recording an on-time arrival rate of 68.6 percent.

In July 2006, Continental flew 8.7 billion consolidated revenue passenger miles (RPMs) and 10.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 10.8 percent and a capacity increase of 8.9 percent as compared to July 2005. In July 2006, Continental flew 7.8 billion mainline RPMs and 9.0 billion mainline ASMs, resulting in a mainline traffic increase of 10.4 percent and an 8.6 percent increase in mainline capacity as compared to July 2005. Domestic mainline traffic was 4.1 billion RPMs in July 2006, up 6.9 percent from July 2005, and domestic mainline capacity was 4.7 billion ASMs, up 5.9 percent from July 2005.

For July 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 9.0 and 10.0 percent compared to July 2005, while mainline passenger RASM is estimated to have increased between 8.5 and 9.5 percent compared to July 2005. For June 2006, consolidated passenger RASM increased 11.0 percent compared to June 2005, while mainline passenger RASM increased 9.6 percent from June 2005.

July 2006 sales at continental.com increased 47.0 percent over July 2005.

Continental's regional operations had a record July load factor of 80.5 percent, 1.8 points above last year's July load factor. Regional RPMs were 979.9 million and regional ASMs were 1,217.3 million in July 2006, resulting in a traffic increase of 13.7 percent and a capacity increase of 11.2 percent versus July 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 154 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
JULY	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	4,061,610	3,798,804	6.9	Percent

International	3,698,054	3,228,001	14.6	Percent
Transatlantic	1,878,314	1,618,585	16.0	Percent
Latin America	1,140,985	957,916	19.1	Percent
Pacific	678,755	651,500	4.2	Percent

Mainline	7,759,664	7,026,805	10.4	Percent
Regional	979,891	861,798	13.7	Percent
Consolidated	8,739,555	7,888,603	10.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,652,594	4,392,931	5.9	Percent

International	4,367,248	3,910,508	11.7	Percent
Transatlantic	2,204,843	1,900,757	16.0	Percent
Latin America	1,317,003	1,164,149	13.1	Percent
Pacific	845,402	845,602	0.0	Percent

Mainline	9,019,842	8,303,439	8.6	Percent
Regional	1,217,339	1,094,546	11.2	Percent
Consolidated	10,237,181	9,397,985	8.9	Percent
PASSENGER LOAD FACTOR
Domestic	87.3 Percent	86.5 Percent	0.8	Points

International	84.7 Percent	82.5 Percent	2.2	Points
Transatlantic	85.2 Percent	85.2 Percent	0.0	Points
Latin America	86.6 Percent	82.3 Percent	4.3	Points
Pacific	80.3 Percent	77.0 Percent	3.3	Points

Mainline	86.0 Percent	84.6 Percent	1.4	Points
Regional	80.5 Percent	78.7 Percent	1.8	Points
Consolidated	85.4 Percent	83.9 Percent	1.5	Points
ONBOARD PASSENGERS
Mainline	4,591,430	4,295,917	6.9	Percent
Regional	1,705,053	1,518,628	12.3	Percent
Consolidated	6,296,483	5,814,545	8.3	Percent
CARGO REVENUE TON MILES (000)
Total	89,650	82,743	8.3	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	25,173,609	23,136,359	8.8	Percent

International	21,233,181	18,095,592	17.3	Percent
Transatlantic	10,227,277	8,627,725	18.5	Percent
Latin America	6,640,987	5,624,276	18.1	Percent
Pacific	4,364,917	3,843,591	13.6	Percent

Mainline	46,406,790	41,231,951	12.6	Percent
Regional	6,032,180	5,060,111	19.2	Percent
Consolidated	52,438,970	46,292,062	13.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	29,998,181	28,458,870	5.4	Percent

International	26,939,672	23,145,887	16.4	Percent
Transatlantic	12,932,050	10,747,941	20.3	Percent
Latin America	8,322,797	7,337,149	13.4	Percent
Pacific	5,684,825	5,060,797	12.3	Percent

Mainline	56,937,853	51,604,757	10.3	Percent
Regional	7,673,583	6,860,724	11.8	Percent
Consolidated	64,611,436	58,465,481	10.5	Percent
PASSENGER LOAD FACTOR
Domestic	83.9 Percent	81.3 Percent	2.6	Points

International	78.8 Percent	78.2 Percent	0.6	Points
Transatlantic	79.1 Percent	80.3 Percent	-1.2	Points
Latin America	79.8 Percent	76.7 Percent	3.1	Points
Pacific	76.8 Percent	75.9 Percent	0.9	Points

Mainline	81.5 Percent	79.9 Percent	1.6	Points
Regional	78.6 Percent	73.8 Percent	4.8	Points
Consolidated	81.2 Percent	79.2 Percent	2.0	Points
ONBOARD PASSENGERS
Mainline	28,821,157	26,359,792	9.3	Percent
Regional	10,662,695	9,116,982	17.0	Percent
Consolidated	39,483,852	35,476,774	11.3	Percent
CARGO REVENUE TON MILES (000)
Total	615,910	579,412	6.3	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2006	2005	Change
On-Time Performance [1]	68.6%	69.5%	(0.9)	Points
Completion Factor [2]	99.7%	99.6%	0.1	Points
June 2006 year-over-year consolidated RASM change			11.0	Percent
June 2006 year-over-year mainline RASM change			9.6	Percent
July 2006 estimated year-over-year consolidated RASM change			9.0-10.0	Percent
July 2006 estimated year-over-year mainline RASM change			8.5-9.5	Percent
July 2006 estimated average price per gallon of fuel, including fuel taxes			2.18	Dollars
Third Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.25	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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